Exhibit 99.1

BGC PARTNERS AND NEWMARK GROUP ANNOUNCE CLOSING OF NEWMARK

GROUP INITIAL PUBLIC OFFERING

NEW YORK, NY – December 19, 2017 – BGC Partners, Inc. (NASDAQ: BGCP) (“BGC”) and Newmark Group, Inc. (NASDAQ: NMRK) (“Newmark”), announced today the closing of Newmark’s initial public offering (“IPO”) of 20 million shares of Newmark’s Class A common stock at a price to the public of $14.00 per share. The shares began trading on the NASDAQ Global Select Market under the symbol “NMRK” on December 15, 2017.

In addition, Newmark has granted the underwriters a 30-day option to purchase up to an additional 3 million shares of Newmark’s Class A common stock at the IPO price, less underwriting discounts and commissions.

Upon the closing of the IPO, Newmark’s public stockholders owned approximately 14.7% of the shares of Newmark’s Class A common stock (or approximately 16.6% of the shares of Newmark’s Class A common stock if the underwriters exercise in full their option to purchase additional shares of Newmark’s Class A common stock). This is based on 135.6 million shares of Newmark’s Class A common stock outstanding following the IPO (or 138.6 million shares of Newmark’s Class A common stock outstanding following the IPO if the underwriters exercise in full their option to purchase additional shares of Newmark’s Class A common stock).

Upon the closing of the IPO, Newmark’s public stockholders owned approximately 8.7% of Newmark’s 230.6 million fully diluted shares outstanding (or approximately 9.8% of Newmark’s 233.6 million fully diluted shares outstanding if the underwriters exercise in full their option to purchase additional shares of Newmark’s Class A common stock).

Goldman Sachs & Co. LLC, BofA Merrill Lynch, and Citigroup acted as joint book-running managers for the offering. Cantor Fitzgerald & Co. acted as a book-runner for the offering. PNC Capital Markets LLC, Mizuho Securities, Capital One Securities, and Keefe, Bruyette & Woods acted as passive book-runners for the offering. Sandler O’Neill + Partners, L.P., Raymond James, Regions Securities LLC, CastleOak Securities, L.P., and Wedbush Securities acted as co-managers for the offering.

The offering was made only by means of a prospectus. Copies of the final prospectus relating to the offering may be obtained from Goldman Sachs & Co. LLC, at: Goldman Sachs & Co. LLC, Prospectus Department, 200 West Street, New York, NY 10282; telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing prospectusgroup-ny@ny.email.gs.com; BofA Merrill Lynch, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC 28255-0001, Attn: Prospectus Department, or by email at dg.prospectus_requests@baml.com; Citigroup at: Citigroup c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by telephone: 800-831-9146; or Cantor Fitzgerald & Co., Attn: Prospectus Group, 499 Park Avenue, New York, NY 10022, or by telephone at 1-212-915-1067 or by email at prospectus@cantor.com.

A registration statement relating to these securities has been filed with, and declared effective by, the U.S. Securities and Exchange Commission. Copies of the registration statement can be accessed through the SEC’s website at www.sec.gov. This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About BGC Partners, Inc.

BGC Partners is a leading global brokerage company servicing the financial and real estate markets. BGC owns GFI Group Inc., a leading intermediary and provider of trading technologies and support services to the global OTC and listed markets. BGC’s Financial Services offerings include fixed income securities, interest rate swaps, foreign exchange, equities, equity derivatives, credit derivatives, commodities, futures, and structured products. BGC provides a wide range of services, including trade execution, broker-dealer services, clearing, trade compression, post trade, information, and other services to a broad range of financial and non-financial institutions. Through brands including FENICS, BGC Trader, Capitalab, Lucera, and FENICS Market Data, BGC offers financial technology solutions, market data, and analytics related to numerous financial instruments and markets. BGC’s customers include many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, property owners, real estate developers, and investment firms. BGC’s common stock trades on the NASDAQ Global Select Market under the ticker symbol (NASDAQ: BGCP). BGC also has an outstanding bond issuance of Senior Notes due June 15, 2042, which trade on the New York Stock Exchange under the symbol (NYSE: BGCA).

About Newmark Group, Inc.

Newmark is a full-service commercial real estate services business that offers a complete suite of services and products for both owners and occupiers across the entire commercial real estate industry through brands, including Newmark Knight Frank, Newmark Cornish & Carey, Apartment Realty Advisors (“ARA”), Computerized Facility Integration, and Excess Space. Newmark’s investor/owner services and products include capital markets, which consists of investment sales, agency leasing, property management, valuation and advisory, diligence, underwriting and, under other trademarks and names like Berkeley Point and NKF Capital Markets, government sponsored enterprise lending, loan servicing, debt and structured finance and loan sales. Newmark’s occupier services and products include tenant representation, real estate management technology systems, workplace and occupancy strategy, global corporate services consulting, project management, lease administration and facilities management. Newmark enhances these services and products through innovative real estate technology solutions and data analytics designed to enable its clients to increase their efficiency and profits by optimizing their real estate portfolio. Newmark has relationships with many of the world’s largest commercial property owners, real estate developers and investors, as well as Fortune 500 and Forbes Global 2000 companies. Newmark’s common stock trades on the NASDAQ Global Select Market under the ticker symbol (NASDAQ: NMRK).

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as “may,” “will,” “should,”

“estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions are intended to identify forward-looking statements. Actual results and the outcome and timing of certain events may differ significantly from the expectations discussed in the forward-looking statements. Factors that might cause or contribute to such a discrepancy include, but are not limited to, the possibility that the underwriters of the IPO do not exercise in full or in part their option to purchase additional shares of Newmark’s Class A common stock. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see Newmark’s and BGC’s filings with the U.S. Securities and Exchange Commission. Except as required by law, Newmark and BGC undertake no obligation to update any forward-looking statements.

Media Contact:

Karen Laureano-Rikardsen

+1 212-829-4975

Investor Contacts:

Jason McGruder or Kelly Collar

+1 212-610-2426